UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2010 (June 8, 2010)
UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Lowther Road, Lewisberry, Pennsylvania	17339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 938-9323
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2010, the Board of Directors (the “Board”) of Unilife Corporation (“Unilife”, “we”, “us” or “our”) appointed R. Richard Wieland II, age 65, to serve as our Chief Financial Officer and Executive Vice President, effective immediately.
The terms of Mr. Wieland’s employment are set forth in the Employment Agreement entered into between Unilife and Mr. Wieland (the “Employment Agreement”), a copy of which is attached as an exhibit to this Current Report. The Employment Agreement has an initial term until June 30, 2012 and will automatically renew for successive one-year terms unless either party gives the other party 30 days written notice in advance of the relevant expiration date of the intention not to renew the agreement. Under the Employment Agreement, Mr. Wieland receives a starting annualized base salary of US$245,000, subject to annual review by the Compensation Committee of the Board; is eligible to participate in Unilife’s incentive bonus plan in amounts and percentages as determined by the Board and Chief Executive Officer of Unilife, with a target cash bonus for calendar year 2010 of 40% of his annual base salary, prorated based on the number of days employed with us during 2010, and a target cash bonus for calendar years 2011 and 2012 of a minimum of 40% of annual base salary; and is also eligible to participate in Unilife’s benefits programs (including equity incentive plans) as they may change from time to time. Mr. Wieland will receive from Unilife an upfront payment of US$100,000 (the “Relocation Payment”), to assist Mr. Wieland in paying relocation expenses associated with his anticipated move to Pennsylvania in connection with his employment by Unilife. If Mr. Wieland incurs actual, reasonable and customary relocation expenses during the first year of his employment that exceed US$100,000, the Chief Executive Officer of Unilife has discretion to provide reimbursement for such additional relocation expenses. In addition to the Relocation Payment, Unilife will reimburse Mr. Wieland for the reasonable cost of temporary housing in Pennsylvania for up to six months and will reimburse him for the reasonable expenses associated with two house-hunting trips. Unilife has also agreed to reimburse Mr. Wieland for legal fees up to US$3,500 that he incurred in connection with the negotiation and review of the Employment Agreement.
Under the Employment Agreement, if we terminate Mr. Wieland’s employment without cause or elect not to renew the Employment Agreement, or if Mr. Wieland resigns his employment with us within 180 days after Alan Shortall ceases to be our Chief Executive Officer for any reason, Mr. Wieland may receive, depending on the circumstances of his termination, some or all of the following severance benefits: (i) payment of twelve or eighteen months of his annual salary, paid in installments, (ii) payment for the cost of his COBRA health care continuation coverage for twelve or eighteen months (provided that he is eligible for and timely elects to receive such coverage), (iii) a lump sum payment of an amount equal to the bonus, if any, earned by and paid to him for the prior completed fiscal year, and (iv) immediate vesting of all of his outstanding options and other stock-based awards. As a condition to receiving severance benefits from us, Mr. Wieland will be required to execute a general release of claims against Unilife and Unilife has agreed to provide a similar release of claims against Mr. Wieland. Mr. Wieland also agrees to certain confidentiality and noncompetition covenants during and following his employment.
On June 8, 2010 (the “Grant Date”), the Compensation Committee of the Board approved a grant of 80,000 restricted shares of common stock of Unilife under the Unilife Corporation 2009 Stock Incentive Plan. The restricted shares will vest as follows provided that Mr. Wieland remains employed with us through the relevant vesting date: 20,000 restricted shares will vest on the third trading day after the Company’s release of earnings for the fiscal quarter which includes the first anniversary of the Grant Date; 20,000 restricted shares will vest on the third trading day after the Company’s release of earnings for the fiscal quarter which includes the second anniversary of the Grant Date; and 40,000 restricted shares will vest on the third trading day after the Company’s release of earnings for the fiscal quarter which includes the third anniversary of the Grant Date. The restricted shares will also vest upon a change in control of Unilife, upon Mr. Wieland’s resignation within 180 days after Alan Shortall ceases to be our Chief Executive Officer for any reason, or upon Mr. Wieland’s death or termination of employment due to total disability.

On June 8, 2010, the Compensation Committee of the Board also approved a grant of options for Mr. Wieland to purchase 240,000 shares of common stock of Unilife under the Unilife Corporation 2009 Stock Incentive Plan. The options will be exercisable at US$5.28 per share (the closing price of the common stock of Unilife on June 8, 2010, the date of grant) for a period of five years from the date of grant, and will vest as follows provided that Mr. Wieland remains employed with us through the relevant vesting date: 60,000 options will vest upon our market capitalization reaching US$500 million or more for 20 consecutive trading days; 60,000 options will vest upon our market capitalization reaching US$750 million or more for 20 consecutive trading days; 60,000 options will vest upon our market capitalization reaching US$1,250 million or more for 20 consecutive trading days; and 60,000 options will vest upon our market capitalization reaching US$1,500 million or more for 20 consecutive trading days. The options will also vest upon a change in control of Unilife, upon Mr. Wieland’s resignation within 180 days after Alan Shortall ceases to be our Chief Executive Officer for any reason, or upon Mr. Wieland’s death or termination of employment due to total disability.
Mr. Wieland served as Chief Financial Officer of Cytochroma Inc., a privately-held specialty pharmaceutical company, from May 2008 to May 2009 and served as Executive Vice President and Chief Financial Officer of Advanced Life Sciences Holdings, Inc., a Nasdaq-listed clinical-stage biopharmaceutical company, from June 2004 to April 2008. Mr. Wieland obtained his B.A. in Accounting and Economics from Monmouth College and his M.B.A. from Washington University.
There are no family relationships between Mr. Wieland and any director or executive officer of Unilife, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Also, on June 8, 2010, the Board of Unilife accepted Daniel Calvert’s resignation from his position as Chief Financial Officer of Unilife, effective immediately.
A press release announcing the appointment of Mr. Wieland to replace Mr. Calvert is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Employment Agreement between Unilife Corporation and R. Richard Wieland II

99.1	Press release dated June 10, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation
Date: June 14, 2010	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Employment Agreement between Unilife Corporation and R. Richard Wieland II.

99.1	Press release dated June 10, 2010.